Exhibit 99.1

PRESS RELEASE

FOR RELEASE 2/8/07 @ 1:05PM

AnalogicTech Reports Fourth Quarter and Full Year 2006 Financial Results

Company Reports Record Annual Revenue of $81.2 Million, Up 19% Year-Over Year

Sunnyvale, CA – February 8, 2007 – Advanced Analogic Technologies Incorporated (AnalogicTech) (Nasdaq: AATI), a developer of power management semiconductors for mobile consumer electronic devices, today reported financial results for the fourth quarter and year ended December 31, 2006.

Revenue for the fourth quarter of 2006 was $21.0 million, a decrease of 3% from revenue of $21.6 million for the fourth quarter of 2005 and an increase of 4% over the third quarter of 2006 revenue of $20.1 million. Revenue for the year ended December 31, 2006, was $81.2 million, an increase of 19% over revenue of $68.3 million from the same period in 2005.

On a GAAP basis, which includes one-time pre-tax charges for severance and restructuring of $0.6 million, in-process R&D of $0.3 million and amortization of intangibles of $0.2 million related to the acquisition of AP Semi, net loss for the fourth quarter of 2006 was $2.6 million, or $0.06 per diluted share. This compares to GAAP net income of $1.7 million, or $0.04 per diluted share, for the fourth quarter of 2005, and a net loss of $1.5 million, or $0.03 per diluted share, for the third quarter of 2006. On a GAAP basis, net loss for the full year 2006, including the one-time charges of $1.1 million, was $2.1 million, or $0.05 per diluted share, compared to net income of $2.1 million, or $0.05 per diluted share for the full year 2005.

On a Non-GAAP basis, excluding net of tax expenses of share-based compensation expense, amortization of acquisition-related intangibles of $0.2 million, one-time charges for in-process R&D of $0.3 million and severance and restructuring of $0.6 million of which $0.2 million is included as share-based compensation, net loss for the fourth quarter of 2006 was $0.2 million, or $0.00 per diluted share. This compares to Non-GAAP net income of $2.4 million, or $0.05 per diluted share for the fourth quarter of 2005, and breakeven for the third quarter of 2006. Non-GAAP net income for the full year 2006 was $4.6 million, or $0.10 per diluted share, compared to $4.5 million, or $0.11 per diluted share for the full year 2005.

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AnalogicTech reported gross margins of 54.3% for the fourth quarter of 2006, compared to 62.2% for the fourth quarter of 2005 and compared to 54.7% for the third quarter of 2006. The company ended the quarter with $107.7 million in cash, cash equivalents, and short-term investments.

“Our fourth quarter results were in line with our expectations and reflect the below average seasonal growth the industry experienced in the second half of 2006,” stated Richard K. Williams, President, CEO and CTO of AnalogicTech. “With all of its challenges, 2006 was also a year of significant accomplishments. We made strong progress on migrating product development activities to our proprietary ModularBCD process technology. Through our acquisition of AP Semi, we doubled our engineering staff and enhanced our ability to provide comprehensive local design support to customers in Asia. As planned, we also diversified our customer base and broadened our product offering including the introduction of a number of products in our newest category, battery management.”

Business Outlook

The following statements are based upon management’s current expectations. These statements are forward-looking, and actual results may differ materially. AnalogicTech undertakes no obligation to update these statements.

For the first quarter ended March 31, 2007, AnalogicTech estimates revenue in the range of $18.5 to $20.5 million, and, on a GAAP basis, a net loss of $0.06 to $0.08 per diluted share. The first quarter 2007 GAAP estimates include pre-tax quarterly share-based compensation expense of $1.9 to $2.1 million. For the first half of 2007, AnalogicTech estimates revenue in the range of $39 to $42 million.

AnalogicTech adopted SFAS 123R during the first quarter of fiscal 2006. This will have a significant impact on GAAP reported results as the company continues to grant stock options and other share-based compensation awards to individuals. SFAS 123R requires companies to estimate the fair value of stock options by using the Black Scholes or other option valuation techniques. These techniques require management to make certain assumptions such as volatility, expected forfeiture rate, dividend yield rates, risk-free rates and expected option term.

Non-GAAP Reporting

In addition to GAAP reporting, AnalogicTech reports net income on a Non-GAAP basis. This Non-GAAP earnings information excludes share-based compensation expense and its tax-related effects. AnalogicTech believes this Non-GAAP earnings information are useful to investors

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because they allow for a better comparison of financial results in the current period to those in prior periods that utilized different account principles in determining share-based compensation expense as a result of the company’s adoption in 2006 of SFAS 123R to account for share-based compensation. AnalogicTech also uses this information internally to evaluate and manage company operations and to determine incentive compensation. A reconciliation between GAAP and Non-GAAP net income is included in the tables below.

Conference Call Details

The AnalogicTech fourth quarter and fiscal year 2006 teleconference and webcast is scheduled to begin at 5:00 p.m. Eastern Time on Thursday, February 8, 2007. To participate in the live call, analysts and investors should dial (800) 218-8862 at least ten minutes prior to the call. AnalogicTech will also offer a live and archived webcast of the conference call, accessible from the company’s investor relations website at www.aati.com or via the corporate website, www.analogictech.com. A telephonic replay of the conference call will also be available until 11:59 p.m. Pacific Time on Monday, February 12, 2007, by dialing (800) 405-2236 and entering the passcode: 11081382#. Callers outside the U.S. and Canada may access the replay by dialing (303) 590-3000 and entering the passcode 11081382#.

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About AnalogicTech

Advanced Analogic Technologies Incorporated (AnalogicTech) is a supplier of power management semiconductors for mobile consumer electronic devices, such as wireless handsets, notebook and tablet computers, smartphones, digital cameras, and digital audio players. The company focuses its design and marketing efforts on the application-specific power management needs of consumer, communications, and computing applications in these rapidly evolving devices. AnalogicTech is headquartered in Sunnyvale, California, with offices in Beijing, Hong Kong, Japan, Shanghai, Shenzhen, South Korea, Sweden, and Taiwan, as well as a worldwide network of sales representatives and distributors. For more information, please visit the AnalogicTech website: www.analogictech.com.

For More Information
Investor Contacts:

Brian McDonald	Lisa Laukkanen
Chief Financial Officer	The Blueshirt Group
AnalogicTech	415-217-4967
408-737-4788

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

Statements contained in this release that are not historical facts are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including financial projections and forecasts, involve risks and uncertainties that could cause AnalogicTech’s actual results to differ materially from our current expectations. Factors that could cause AnalogicTech’s results to differ materially from those set forth in these forward-looking statements

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include customers’ cancellation or modification of their orders; our failure to accurately forecast demand for our products; the loss of, or a significant reduction in orders from, any of our significant customers; fluctuations in our operating results; our inability to develop and sell new products; defects in or failures of our products; the expense and uncertainty involved in our customer design-win efforts; the financial viability of the distributors of our products; consumer demand for cellular phones and other mobile consumer electronic devices; worldwide economic and political conditions, particularly in Asia; fluctuations in our costs to manufacture our products; our reliance on third parties to manufacture, test, assemble and ship our products; our ability to retain and attract key personnel; our ability to compete with our competitors; and our ability to protect our intellectual property rights and not infringe the intellectual property rights of others. Other factors that may cause our actual results to differ from those set forth in the forward-looking statements contained in this press release and that may affect our prospects in general are described in our filings with the Securities and Exchange Commission, including our Registration Statement on Form S-1 related to our initial public offering and our Annual Report on Form 10-K for the year ended December 31, 2005. AnalogicTech undertakes no obligation to update or revise forward-looking statements to reflect subsequent events or changed assumptions or circumstances.

AnalogicTech and the AnalogicTech logo are trademarks of Advanced Analogic Technologies Incorporated. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders.

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CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	Dec. 31 2006	Sept. 30 2006	Dec. 31, 2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$58,121	$82,209	$124,377
Short term investments	49,566	43,523	—

Total cash, cash equivalents and short term investments	107,687	125,732	124,377
Accounts receivable, net	11,037	12,573	10,496
Inventories, net	8,480	9,295	6,561
Prepaid expenses and other current assets	2,223	1,838	1,656
Restricted cash	700	—	—
Deferred income tax assets - current	857	5,369	3,780

Total current assets	130,984	154,807	146,870
Property and equipment, net	2,812	2,281	2,257
Goodwill	16,775	—	—
Intangible assets, net	3,287	—	—
Other assets	1,375	1,804	384
Deferred income tax assets - noncurrent	5,965	1,812	1,812

	$161,198	$160,704	$151,323

TOTAL ASSETS

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$6,968	$5,922	$5,196
Accrued liabilities	6,852	5,969	4,738
Income tax payable	1,250	663	963

Total current liabilities	15,070	12,554	10,897
Other long term liabilities	191	8	24

Total liabilities	15,261	12,562	10,921

Total stockholders’ equity	145,937	148,142	140,402

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$161,198	$160,704	$151,323

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Quarters Ended			Years Ended
	Dec. 31, 2006	Dec. 31, 2005	Sept. 30, 2006	Dec. 31, 2006	Dec. 31, 2005
REVENUES	$20,951	$21,587	$20,103	$81,161	$68,298
Cost of revenues	9,570	8,160	9,100	34,556	26,964

GROSS PROFIT	11,381	13,427	11,003	46,605	41,334

OPERATING EXPENSES:
Research and development	6,558	5,269	5,371	23,772	19,479
Sales, general and administrative	6,073	4,875	5,187	22,272	17,624
Patent litigation	3,288	14	3,490	8,536	27

Total costs and expenses	15,919	10,158	14,048	54,580	37,130

(LOSS) INCOME FROM OPERATIONS	(4,538)	3,269	(3,045)	(7,975)	4,204

OTHER INCOME AND EXPENSES, NET	1,503	1,067	1,594	5,751	1,937

(LOSS) INCOME BEFORE INCOME TAXES	(3,035)	4,336	(1,451)	(2,224)	6,141
(BENEFIT FROM) PROVISION FOR INCOME TAXES	(454)	2,594	—	(142)	4,056

NET (LOSS) INCOME	$(2,581)	$1,742	$(1,451)	$(2,082)	$2,085

NET (LOSS) INCOME PER SHARE:
Basic	$(0.06)	$0.04	$(0.03)	$(0.05)	$0.10

Diluted	$(0.06)	$0.04	$(0.03)	$(0.05)	$0.05

WEIGHTED AVERAGE SHARES USED IN
NET (LOSS) INCOME PER SHARE CALCULATION:
Basic	43,915	42,699	43,624	43,477	21,025

Diluted	43,915	46,883	43,624	43,477	40,147

Note: FAS123R was adopted at the beginning of fiscal 2006. Stock compensation recorded in each expense classification above is as follows:

Cost of revenues	$76	$26	$46	$268	$112
Research and development	603	196	618	2,402	784
Sales, general and administrative	1,082	409	825	3,472	1,493

Financial Summary (Non-GAAP)

(in thousands, except per share amounts)

(unaudited)

	Quarters Ended			Years Ended
	Dec. 31, 2006	Dec. 31, 2005	Sept. 30, 2006	Dec. 31, 2006	Dec. 31, 2005
REVENUES	$20,951	$21,587	$20,103	$81,161	$68,298
Cost of revenues	9,333	8,134	9,054	34,127	26,852

GROSS PROFIT	11,618	13,453	11,049	47,034	41,446

OPERATING EXPENSES:
Research and development	5,545	5,073	4,753	20,960	18,695
Sales, general and administrative	4,704	4,466	4,362	18,513	16,131
Patent litigation	3,288	14	3,490	8,536	27

Total costs and expenses	13,537	9,553	12,605	48,009	34,853

(LOSS) INCOME FROM OPERATIONS	(1,919)	3,900	(1,556)	(975)	6,593

OTHER INCOME AND EXPENSES, NET	1,503	1,067	1,594	5,751	1,937

(LOSS) INCOME BEFORE INCOME TAXES	(416)	4,967	38	4,776	8,530
(BENEFIT FROM) PROVISION FOR INCOME TAXES	(216)	2,594	9	206	4,056

NET (LOSS) INCOME	$(200)	$2,373	$29	$4,570	$4,474

NET (LOSS) INCOME PER SHARE:
Basic	$(0.00)	$0.06	$0.00	$0.11	$0.21

Diluted	$(0.00)	$0.05	$0.00	$0.10	$0.11

WEIGHTED AVERAGE SHARES USED IN
NET (LOSS) INCOME PER SHARE CALCULATION:
Basic	43,915	42,699	43,624	43,477	21,025

Diluted	43,915	46,883	46,638	46,706	40,147

GAAP TO NON-GAAP RECONCILIATION

NET (LOSS) INCOME ON GAAP BASIS:	$(2,581)	$1,742	$(1,451)	$(2,082)	$2,085

Amortization of acquisition-related intangibles	193	—	—	193	—
In-process research and development	290	—	—	290	—
Restructuring and severance charges	375	—	—	375	—
Stock compensation expense (*)	1,761	631	1,489	6,142	2,389
Associated tax effects	(238)	—	(9)	(348)	—

NET INCOME ON NON-GAAP BASIS:	$(200)	$2,373	$29	$4,570	$4,474

(*)	includes additional costs recorded in the 2006 periods from adoption of FAS123R